UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 20, 2006

German American Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-11244 (Commission File Number) 711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	35-1547518 (IRS Employer Identification No.) 47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 20, 2006, German American Bancorp, Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (the “Lender”) executed and delivered to each other Amendment No. 1 to Amended and Restated Loan Agreement ("Amendment No. 1"), which Amendment No. 1 amended the Amended and Restated Loan Agreement between the Company and the Lender dated as of September 20, 2005 (the "Amended Agreement"). By Amendment No. 1, the Lender renewed for another twelve months the twelve-month revolving line of credit that the Lender had established in the Company’s favor by the Amended Agreement, which expired on September 20, 2006. The renewed line of credit has a termination date of September 20, 2007, at which time all amounts borrowed under the line will become due and payable, The Company also on September 20, 2006, executed and delivered to the Lender a $15 million Revolving Note pursuant to the Amended Agreement (in the form attached as Exhibit A to Amendment No. 1) to evidence its obligations for amounts that may from time to time be borrowed thereunder. As of September 20, 2006, all $15 million of the revolving line of credit was available for borrowing by the Company.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: September 21, 2006	By: /s/ Mark A. Schroeder Mark A. Schroeder, President